Exhibit 99.B(g)(1)(a)(i)

Attachment A

To the Mutual Fund Custody Agreement dated July 1, 2011 between

The Victory Portfolios and KeyBank National Association

The Victory Portfolios

1.              Strategic Allocation Fund

2.              Diversified Stock Fund

3.              Sycamore Established Value Fund

4.              INCORE Fund for Income

5.              Integrity Discovery Fund

6.              Integrity Mid-Cap Value Fund

7.              Integrity Small-Cap Value Fund

8.              Integrity Small/Mid-Cap Value Fund

9.              INCORE Investment Grade Convertible Fund

10.       NewBridge Large Cap Growth Fund

11.       Munder Multi-Cap Fund

12.       Munder Index 500 Fund

13.       Munder Mid-Cap Core Growth Fund

14.       Munder Small Cap Growth Fund

15.       INCORE Total Return Bond Fund

16.       National Municipal Bond Fund

17.       Ohio Municipal Bond Fund

18.       Select Fund

19.       Sycamore Small Company Opportunity Fund

20.       Special Value Fund

As of December 31, 2015.